UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 11, 2022
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road
Stamford,	Connecticut	06902
(Address of principal executive offices)		(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYF	New York Stock Exchange
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SYFPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Holders.

On October 11, 2022, Synchrony Financial (the “Company”), announced that Tom Quindlen, EVP and CEO Diversified & Value and Lifestyle, will retire from the Company, effective December 31, 2022. Mr. Quindlen will continue to work for the Company through March 2023 to assist in the transition to his successor.

A press release describing this and other organizational changes is attached hereto as Exhibit 99.1 and incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being furnished as part of this report:

Number	Description

99.1	Press Release dated October 11, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: October 11, 2022	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated October 11, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL